SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): April 11, 2002


                              INVACARE CORPORATION
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)


                                      OHIO
                 (State or Other Jurisdiction of Incorporation)


            0-12938                                  95-2680965
      -------------------                       -------------------
     (Commission File No.)                (IRS Employer Identification No.)


               One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
              ----------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (440) 329-6000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

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Item 5.  Other Events.

Invacare Corporation news release dated April 11, 2002.

News Release
                                                  Media Inquiries:
                                                  Susan A. Elder
                                                  Director of Marketing
                                                  Communications
                                                  (440) 329-6549

                                                  Investor Inquiries:
                                                  John Bingle
                                                  Director of Investor Relations
                                                  (440) 329-6379

Invacare Corporation Announces Resignation of its Chief Financial Officer

     ELYRIA, OH (April 11, 2002) - Invacare Corporation announced today that its Chief Financial Officer, Thomas R. Miklich, is resigning to accept a position as Chief Financial Officer of OM Group, Inc., a $6.0 billion international producer and marketer of metal-based specialty chemical products. Miklich has served as Invacare's chief financial officer and general counsel since joining the company in 1993.

     Commenting on Miklich's decision to resign, Invacare Chairman and CEO A. Malachi Mixon, III, said, "Tom has been a valuable member of my senior management team and has made many contributions to our success during his tenure with Invacare. Although we will miss Tom, we understand his decision to pursue an opportunity at a larger company, and we wish him well."

     Invacare has already begun the process of finding a replacement for Miklich, who will remain with Invacare for several more weeks to assist in a smooth and orderly transition.

     Commenting on his departure from Invacare, Miklich said, "Invacare is an outstanding company, and I have thoroughly enjoyed my long tenure here. My decision to leave is based on the opportunity to move to a larger company, with which I also have had a long relationship, having served on the board of directors of OM Group since 1993 when the company went public. I wish everyone at Invacare continued success."

     Invacare Corporation (NYSE: IVC) is the global leader in the manufacture and distribution of innovative home medical products which promote recovery and active lifestyles through more than 25,000 providers. The company, which had 2001 revenues of $1.05 billion, goes to market in the following channels of distribution: home care, mass retail and institutional. Within these channels of distribution, Invacare participates in the following product segments: Home Care, which includes rehab products, respiratory products, manual wheelchairs, home care beds, therapeutic support surfaces and personal care products marketed by Invacare's Home Care Group; Soft Goods and Supplies, which includes ostomy, incontinence, wound care and diabetic supplies marketed by Invacare Supply Group; and Institutional, which includes nursing home beds, patient lifts and slings, nursing home furniture and bathing systems marketed by Invacare Continuing Care Group. The company's headquarters are in Elyria, Ohio, and the firm has manufacturing plants in the United States, Australia, Canada, Denmark, Germany, France, Mexico, New Zealand, Portugal, Sweden, Switzerland and the United Kingdom. For more information about the company, visit Invacare's website at www.invacare.com.

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